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                                                                    EXHIBIT 99.1

[PROXYMED LOGO]                                       FOR IMMEDIATE RELEASE

INVESTOR RELATIONS:                     MEDIA CONTACT:
EMILY PIETRZAK                          AMY BURNIS
PROXYMED, INC.                          SCHWARTZ COMMUNICATIONS
925-765-4410                            781-684-0770
EPIETRZAK@PROXYMED.COM                  PROXYMED@SCHWARTZ-PR.COM



      ProxyMed, Inc. Appoints Douglas J. O'Dowd as Chief Financial Officer


ATLANTA, GA (BUSINESS WIRE) - October 27, 2005 - ProxyMed (Nasdaq: PILL), a leading provider of healthcare transaction processing and medical cost containment services, today announced that Douglas J. O'Dowd has been appointed Chief Financial Officer of the Company. Doug brings over 17 years of experience in accounting and operational excellence and has previously served as ProxyMed's Interim CFO, Vice-President and Divisional Controller.

"In his time with ProxyMed, Doug has time and again proven not only his financial competence, but also a strong understanding of the cost containment and healthcare transaction businesses," said John Lettko, Chief Executive Officer. "He has been an excellent addition to our management team and I am confident that he will handle our financial operations with the guidance and leadership we need to move forward with an aggressive growth strategy."

Before his appointment as Interim CFO of ProxyMed in August 2005, Mr. O'Dowd held the position of Vice President and Controller from April 2002. He joined ProxyMed in March 2004 upon the acquisition of PlanVista Corporation. Before joining PlanVista, he served as CFO of NexTrade Holdings, Inc., a privately held corporation that is one of six electronic communications networks approved by the United States Securities and Exchange Commission. Prior to NexTrade, Mr. O'Dowd served as Corporate Controller of JLM Industries, Inc., where he led the company's initial public offering. Earlier in his career Mr. O'Dowd worked for Deloitte and Touche where he became a senior accountant and CPA.

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He said of his appointment, "I am delighted to be named CFO at this important stage in ProxyMed's development. With the significant changes underway in our industry, ProxyMed's role as a solutions provider focused on removing paper from healthcare transaction processing is proving vital. I look forward to helping the Company pursue its growth strategy and fulfill its full potential."

ABOUT PROXYMED, INC.

ProxyMed provides healthcare payments processing, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers. ProxyMed's services support a broad range of both financial and clinical transactions, and we are HIPAA-certified. To facilitate these services, ProxyMed operates Phoenix(TM), our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to payers, chain and independent pharmacies and clinical laboratories.

For more information about ProxyMed, please visit the company's website at http://www.proxymed.com.

FORWARD-LOOKING STATEMENT

ProxyMed cautions that any forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from such statements. Some of these factors are described in the Safe Harbor statement below. Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors. In particular, no assurances can be given that any investment will be made in the Company. For further cautions about the risks of investing in ProxyMed, we refer you to the documents each company files from time to time with the Securities and Exchange Commission, particularly the Company's Form 10-K and 10-K/A for the year ended December 31, 2004 and our Form 10Q for June 30, 2005. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

SOURCE: ProxyMed, Inc.


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